Exhibit 10.45

                              EMPLOYMENT AGREEMENT

            EMPLOYMENT AGREEMENT dated as of the first day of January 2005, by and between VITAL LIVING, INC., a Nevada corporation ("Employer"), and GREGG A. LINN ("Employee").

            WHEREAS, Employer desires to continue to employ Employee, and Employee desires to accept such continued employment, upon the terms and conditions contained herein.

            NOW, THEREFORE, in consideration of the premises and of the mutual covenants set forth in this Agreement, the parties hereto agree as follows:

      1. EMPLOYMENT.

            Employer hereby employs Employee, and Employee hereby accepts such employment, as Chief Financial Officer of the Company and in such other capacities and for such other duties and services as shall from time to time be mutually agreed upon by Employer and Employee.

      2. FULL TIME OCCUPATION.

            Employee shall devote Employee's entire business time, attention, and efforts to the performance of Employee's duties under this Agreement, shall serve Employer faithfully and diligently, and shall not engage in any other employment while employed by Employer. Notwithstanding the foregoing, Employee may volunteer his time and sit on boards of various charitable organizations from time to time at Employee's sole discretion.

      3. COMPENSATION AND OTHER BENEFITS.

            (a) SALARY. Employer shall pay to Employee, a base salary at an annual rate of $160,000 during the period from January 1, 2005 through December 31, 2005, $180,000 during the period from January 1, 2006 through December 31, 2006, and $200,000 commencing on January 1, 2007 to be paid in equal monthly installments, or in such other periodic installments upon which Employer and Employee shall mutually agree.

            (b) BONUS. Employee shall be eligible to receive an annual bonus in such an amount, if any, to be determined by the Board of Directors of Employer or such committee of the Board of Directors as may be designated by the Board of Directors based upon such factors as may be deemed relevant by the Board of Directors or committee thereof, including the performance of Employee.

            (c) STOCK OPTIONS AND AWARDS. As of the date of execution of this Agreement, and subject to approval of Employer's stockholders at its 2005 Annual Meeting of Stockholders, Employee shall be granted five-year non-qualified stock options under Employer's Stock Option Plan to purchase a total of 2,000,000 shares of Employer's Common Stock at a price equal to the closing price of such shares on the date of grant, such options to vest one-third on the first anniversary of the grant, one-third on the second anniversary of the grant, and one-third on the third anniversary of the grant.

            (d) FRINGE BENEFITS. Employee shall be entitled to participate in any group insurance, hospital, medical, dental, accident, disability, pension, retirement, vacation, expense reimbursement, and other plans, programs, or benefits approved by the Board of Directors or a duly constituted committee of the Board of Directors and made available from time to time to executive employees of Employer generally during the term of Employee's employment hereunder. The foregoing shall not obligate Employer to adopt or maintain any particular plan, program, or benefit.

            (e) CAR ALLOWANCE. Employee shall be entitled to receive a monthly car allowance of $500.

            (f) VACATION. Employee shall be entitled to paid vacation in accordance with Employer's vacation policy for executive officers.

            (g) REIMBURSEMENT. Employer shall reimburse Employee for all travel and entertainment expenses and other ordinary and necessary business expenses incurred by Employee in connection with the business of Employer and Employee's duties under this Agreement. The term "business expenses" shall not include any item not deductible in whole or in part by Employer for federal income tax purposes. To obtain reimbursement, Employee shall submit to Employer receipts, bills or sales slips for the expenses incurred. Reimbursements shall be made by Employer monthly within 10 days of presentation by Employee of evidence of the expenses incurred.

            (h) LIFE INSURANCE POLICIES. During the term of Employee's employment pursuant to this Agreement, Employer shall pay premiums for a life insurance policy on the life of Employee, which policy shall name as beneficiary a person or entity to be designated from time to time by Employee. The face amount of each policy shall be $400,000.

            (i) DISABILITY POLICY. During the term of Employee's employment under this Agreement, Employer shall reimburse Employee for premiums on a disability policy providing for coverage at a rate equal to 50% of Employee's base salary in effect from time to time under this Agreement.

      4. TERM OF EMPLOYMENT.

            (a) EMPLOYMENT TERM. The term of this Agreement shall be for a period of three years commencing as of the date hereof and from year to year thereafter, unless and until terminated by either party giving written notice to the other not less than 60 days prior to the end of the then-current term.

            (b)  TERMINATION   UNDER  CERTAIN   CIRCUMSTANCES.   Notwithstanding
anything to the contrary herein contained:

                  (i)  DEATH.   Employee's  employment  shall  be  automatically
terminated, without notice, effective upon the date of Employee's death.

                  (ii) DISABILITY. If Employee shall fail, for a period of more than 90 consecutive days, or for 90 days within any 180 day period, to perform Employee's duties under this Agreement as the result of illness or other incapacity, Employer may, at its option and upon notice to Employee, terminate Employee's employment effective on the date of that notice.


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

                  (iii) UNILATERAL DECISION OF EMPLOYER. Employer may, at its option, upon notice to Employee, terminate Employee's employment effective on the date of that notice.

                  (iv) UNILATERAL DECISION BY EMPLOYEE. Employee may, at his option and upon notice to Employer, terminate Employee's employment effective on the date of that notice.

                  (v) CERTAIN ACTS. If Employee is found by a court of competent jurisdiction to have engaged in an act or acts, in connection with his employment pursuant to this Agreement or his service as a member of the Board of Directors of Employer, involving a crime, moral turpitude, fraud, or dishonesty, Employer may, at its option and upon written notice to Employee, terminate Employee's employment effective on the date of that notice.

                  (vi) GOOD REASON. Employee may, at Employee's option and upon written notice to Employer specifying the reasons therefor, terminate Employee's employment effective on the date of that notice, for Good Reason. For purposes of this Agreement, "Good Reason" shall mean and include each of the following (unless Employee has expressly agreed to such event in a signed writing): (1) the demotion of Employee by Employer, which shall be considered (a) an adverse change in Employee's title, office, or authority as in effect on the date of this Agreement; or (b) a reduction by Employer in Employee's salary pursuant to
Section 3(a) of this Agreement; or (2) a requirement by Employer that Employee relocate outside Maricopa County, Arizona.

                  (vii) CHANGE IN CONTROL. Employee may, at Employee's option and upon notice to Employer, terminate Employee's employment effective on the date of the notice in the event of a "Change of Control" of Employer, as defined below.

            (c) RESULT OF TERMINATION. In the event of the termination of Employee's employment pursuant to Sections 4(b)(i) or (ii) above, Employee's estate or Employee, as the case may be, shall be entitled to receive an amount equal to Employee's fixed salary as provided in Section 3(a) above for 90 days after such termination. In the event of the termination of Employee's employment pursuant to Section 4(b)(iii) or (vi) above, Employee shall receive, within 10 days after the termination of employment, Employee's fixed compensation for the remainder of the employment term set forth in Section 4(a) of this Agreement. In the event of the termination of Employee pursuant to Section 4(b)(iv) or (v) above, Employee shall receive no further compensation under this Agreement. In the event of termination of Employee's employment pursuant to Section 4(b)(vii) above, Employer shall pay Employee his fixed salary for the longer of the remainder of the employment term set forth in Section 4(a) of this Agreement or a period of 18 months after such termination, any unpaid fringe benefits, and such bonus as may have been earned prior to the Change in Control, all within 10 days after the termination of employment.


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

            (d) CHANGE IN CONTROL. The term "Change in Control" of Employer shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 as in effect on the date of this Agreement or, if Item 6(e) is no longer in effect, any regulations issued by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 which serve similar purposes; provided that, without limitation, such a Change in Control shall be deemed to have occurred if and when (i) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of
1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) directly or indirectly of equity securities of Employer representing 20 percent or more of the combined voting power of Employer's then-outstanding equity securities, except that this provision shall not apply to an acquisition which has been approved by at least 75 percent of the members of the Board of Directors who are not affiliates or associates of such person and by at least 80 percent of the issued and outstanding shares of Employer's Common Stock beneficially owned by non-affiliates of such person;
(ii) during the period of this Agreement, individuals who, at the beginning of such period, constituted the Board of Directors of Employer (the "Original Directors"), cease for any reason to constitute at least a majority thereof unless the election or nomination for election of each new director was approved (an "Approved Director") by the unanimous vote of a Board of Directors constituted entirely of Existing Directors and/or Approved Directors; (iii) a tender offer or exchange offer is made whereby the effect of such offer is to take over and control Employer, and such offer is consummated for the equity securities of Employer representing 20 percent or more of the combined voting power of Employer's then-outstanding voting securities; (iv) Employer is merged, consolidated, or enters into a reorganization transaction with another person and, as the result of such merger, consolidation, or reorganization, less than 75 percent of the outstanding equity securities of the surviving or resulting person shall then be owned in the aggregate by the former stockholders of Employer; or (v) Employer transfers substantially all of its assets to another person or entity that is not a wholly owned subsidiary of Employer. Sales of Employer's Common Stock beneficially owned or controlled by Employee shall not be considered in determining whether a Change in Control has occurred.

      5. COMPETITION AND CONFIDENTIAL INFORMATION.

            (a) INTERESTS TO BE PROTECTED. The parties acknowledge that Employee will perform essential services for Employer, its employees, and its stockholders during the term of Employee's employment with Employer. Employee will be exposed to, have access to, and work with, a considerable amount of Confidential Information (as defined below). The parties also expressly recognize and acknowledge that the personnel of Employer have been trained by, and are valuable to, Employer and that Employer will incur substantial recruiting and training expenses if Employer must hire new personnel or retrain existing personnel to fill vacancies. The parties expressly recognize that it could seriously impair the goodwill and diminish the value of Employer's business should Employee compete with Employer in any manner whatsoever. The parties acknowledge that this covenant has an extended duration; however, they agree that this covenant is reasonable and it is necessary for the protection of Employer, its stockholders, and employees. For these and other reasons, and the fact that there are many other employment opportunities available to Employee if he should terminate his employment, the parties are in full and complete agreement that the following restrictive covenants are fair and reasonable and are entered into freely, voluntarily, and knowingly. Furthermore, each party was given the opportunity to consult with independent legal counsel before entering into this Agreement.


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

            (b) NON-COMPETITION. During the term of Employee's employment with Employer and for the period ending 18 months after the termination of Employee's employment with Employer, regardless of the reason therefor, Employee shall not (whether directly or indirectly, as owner, principal, agent, stockholder, director, officer, manager, employee, partner, participant, or in any other capacity) engage or become financially interested in any competitive business conducted within the Restricted Territory (as defined below). As used herein, the term "competitive business" shall mean any business that sells or provides or attempts to sell or provide products or services the same as or substantially similar to the products or services sold or provided by Employer during Employee's employment hereunder, and the term "Restricted Territory" shall mean any state in which Employer sells products or provides services during Employee's employment hereunder.

            (c) NON-SOLICITATION OF EMPLOYEES. During the term of Employee's employment and for a period of 18 months after the termination of Employee's employment with Employee, regardless of the reason therefor, Employee shall not directly or indirectly, for himself, or on behalf of, or in conjunction with, any other person, company, partnership, corporation, or governmental entity, seek to hire or hire any of Employer's personnel or employees for the purpose of having any such employee engage in services that are the same as or similar or related to the services that such employee provided for Employer.

            (d) CONFIDENTIAL INFORMATION. Employee shall maintain in strict secrecy all confidential or trade secret information relating to the business of Employer (the "Confidential Information") obtained by Employee in the course of Employee's employment, and Employee shall not, unless first authorized in writing by Employer, disclose to, or use for Employee's benefit or for the benefit of, any person, firm, or entity at any time either during or subsequent to the term of Employee's employment, any Confidential Information, except as required in the performance of Employee's duties on behalf of Employer. For purposes hereof, Confidential Information shall include without limitation any materials, trade secrets, knowledge, or information with respect to management, operational, or investment policies and practices of Employer; any business methods or forms; any names or addresses of customers or data on customers or suppliers; and any business policies or other information relating to or dealing with the management, operational, or investment policies or practices of Employer.

            (e) RETURN OF BOOKS AND PAPERS. Upon the termination of Employee's employment with Employer for any reason, Employee shall deliver promptly to Employer all files, lists, books, records, manuals, memoranda, drawings, and specifications; all cost, pricing, and other financial data; all other written or printed materials that are the property of Employer (and any copies of them); and all other materials that may contain Confidential Information relating to the business of Employer, which Employee may then have in Employee's possession, whether prepared by Employee or not.

            (f) DISCLOSURE OF INFORMATION. Employee shall disclose promptly to Employer, or its nominee, any and all ideas, designs, processes, and improvements of any kind relating to the business of Employer, whether patentable or not, conceived or made by Employee, either alone or jointly with others, during working hours or otherwise, during the entire period of Employee's employment with Employer or within six months thereafter.


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

            (g) ASSIGNMENT. Employee hereby assigns to Employer or its nominee, the entire right, title, and interest in and to all inventions, discoveries, and improvements, whether patentable or not, that Employee may conceive or make during Employee's employment with Employer, or within six months thereafter, and which relate to the business of Employer.

            (h) EQUITABLE RELIEF. In the event a violation of any of the restrictions contained in this Section is established, Employer shall be entitled to preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits, and other benefits arising from such violation, which right shall be cumulative and in addition to any other rights or remedies to which Employer may be entitled. In the event of a violation of any provision of subsection (b), (c), (f), or (g) of this Section, the period for which those provisions would remain in effect shall be extended for a period of time equal to that period beginning when such violation commenced and ending when the activities constituting such violation shall have been finally terminated in good faith.

            (i) RESTRICTIONS SEPARABLE. If the scope of any provision of this Agreement (whether in this Section 5 or otherwise) is found by a Court to be too broad to permit enforcement to its full extent, then such provision shall be enforced to the maximum extent permitted by law. The parties agree that the scope of any provision of this Agreement may be modified by a judge in any proceeding to enforce this Agreement, so that such provision can be enforced to the maximum extent permitted by law. Each and every restriction set forth in this Section 5 is independent and severable from the others, and no such restriction shall be rendered unenforceable by virtue of the fact that, for any reason, any other or others of them may be unenforceable in whole or in part.

      6. MISCELLANEOUS.

            (a) NOTICES. All notices, requests, demands, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made, and received (i) if personally delivered, on the date of delivery, (ii) if mailed, three days after deposit in the United States mail, registered or certified, return receipt requested, postage prepaid, and addressed as provided below, or (iii) if by a courier delivery service providing overnight or "next-day" delivery, on the next business day after deposit with such service addressed as follows:

                        (1)   If to Employer:

                              Vital Living, Inc.
                              Attention: Board of Directors
                              5080 North 40th Street, Suite 105
                              Phoenix, Arizona 85018


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

                              with a copy given in the manner
                              prescribed above, to:

                              Greenberg Traurig, LLP
                              2375 East Camelback Road
                              Suite 700
                              Phoenix, Arizona 85016
                              Attention: Robert S. Kant, Esq.

                        (2) If to Employee, to the address set forth in the records of Employee.

Either party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 6 for the giving of notice.

            (b) INDULGENCES; WAIVERS. Neither any failure nor any delay on the part of either party to exercise any right, remedy, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege preclude any other or further exercise of the same or of any other right, remedy, power, or privilege, nor shall any waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power, or privilege with respect to any other occurrence. No waiver shall be binding unless executed in writing by the party making the waiver.

            (c) CONTROLLING LAW. This Agreement and all questions relating to its validity, interpretation, performance and enforcement, shall be governed by and construed in accordance with the laws of the state of Arizona, notwithstanding any Arizona or other conflict-of-interest provisions to the contrary.

            (d) BINDING NATURE OF AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, and assigns, except that no party may assign or transfer such party's rights or obligations under this Agreement without the prior written consent of the other party.

            (e) EXECUTION IN COUNTERPART. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of the parties reflected hereon as the signatories.

            (f) PROVISIONS SEPARABLE. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.


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

            (g) ENTIRE AGREEMENT. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, inducements and conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

            (h) PARAGRAPH HEADINGS. The paragraph headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

            (i) GENDER. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires.

            (j) NUMBER OF DAYS. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays, and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday, or holiday, then the final day shall be deemed to be the next day that is not a Saturday, Sunday, or holiday.

      7. SUCCESSORS AND ASSIGNS.

            This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto; provided that because the obligations of Employee hereunder involve the performance of personal services, such obligations shall not be delegated by Employee. For purposes of this Agreement successors and assigns shall include, but not be limited to, any individual, corporation, trust, partnership, or other entity that acquires a majority of the stock or assets of Employer by sale, merger, consolidation, liquidation, or other form of transfer. Employer will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of Employer to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Employer would be required to perform it if no such succession had taken place. Without limiting the foregoing, unless the context otherwise requires, the term "Employer" includes all subsidiaries of Employer.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       VITAL LIVING, INC.


                                       By: /s/ Donald C. Hannah
                                           -------------------------------------
                                           Chairman of the Board, Member of the
                                           Compensation Committee of the Board
                                           of Directors


                                       /s/Gregg A. Linn
                                       -----------------------------------------
                                       Gregg A. Linn


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